AMERICAN EXPRESS CREDIT CORPORATION

                                      AND

                        THE CHASE MANHATTAN BANK, N.A.

                                    Trustee

                           ------------------------

                        SEVENTH SUPPLEMENTAL INDENTURE

                           Dated as of July 28, 1995

                                      to

                                   INDENTURE

                         Dated as of September 1, 1987

                     ====================================




     SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 28, 1995 (this "Supplemental Indenture"), made and entered into by and between AMERICAN EXPRESS CREDIT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having its principal office at 301 North Walnut Street, Wilmington, Delaware 19801 (the "Company"), and THE CHASE MANHATTAN BANK, N.A. (a national banking association), having its Corporate Trust Office at One Chase Manhattan Plaza, Level 1B, Institutional Trust Window, New York, New York 10081 as Trustee (the "Supplemental Trustee").

     WHEREAS, the Company entered into an Indenture dated as of September 1, 1987 (the "Indenture") (as supplemented by a First Supplemental Indenture dated as of November 1, 1987 with Bank of Montreal Trust Company, as trustee, by a Second Supplemental Indenture dated as of January 15, 1988 with The First National Bank of Boston, as trustee, by a Third Supplemental Indenture dated as of April 1, 1988 with Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee, by a Fourth Supplemental Indenture dated as of May 1, 1988 with Trust Company Bank, as trustee, by a Fifth Supplemental Indenture dated as of March 28, 1989 with The Bank of New York, as trustee, and by a Sixth Supplemental Indenture dated as of May 1, 1989 with Bank of Montreal Trust Company), with BankAmerica National Trust Company (as successor to Security Pacific National Trust Company (New York)), as trustee (the "Initial Trustee") securing notes, debentures or other evidences of indebtedness to be issued in one or more series (the "Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

     WHEREAS, the Company has issued Securities pursuant to the Indenture and proposes to issue additional series of Securities from time to time; and

     WHEREAS, Section 8.09 of the Indenture provides, among other things, that there shall at all times be a Trustee for the Securities of each series which shall be a corporation organized and doing business under the laws of the United States of America or any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $20,000,000 subject to supervision or examination by Federal or State authority, and having a corporate trust office in the Borough of Manhattan, The City of New York, the State of New York, or in such other city as shall be set forth in a resolution of the Board of Directors relating to the Securities adopted pursuant to Section 3.01 of the Indenture, and the Supplemental Trustee is such a corporation; and


     WHEREAS, Section 8.09 of the Indenture provides, among other things, that a different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities, and that prior to the issuance thereof the Company and such Trustee (if other than the Initial Trustee) shall execute and deliver an indenture supplemental to the Indenture, which shall provide for the appointment of such Trustee as Trustee for such series of Securities; and

     WHEREAS, the Company desires to provide for the appointment of the Supplemental Trustee as Trustee of any such series of Securities to be issued hereafter as the Company shall designate pursuant to Section 3.01(q) of the Indenture prior to the issuance of such series; and

     WHEREAS, Section 11.01(g) of the Indenture provides that without the consent of the Holders of Securities, the Company, when authorized by a resolution of the Board of Directors, may enter into one or more indentures supplemental to the Indenture for the purpose of evidencing and providing for the acceptance of appointment thereunder of a Trustee other than the Initial Trustee as Trustee for a series of Securities and adding to or changing any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 8.09 of the Indenture; and

     WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

     WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 1.02, 1.03 and 11.03 of the Indenture, stating that the execution of this Seventh Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Seventh Supplemental Indenture, together with such other documents as may have been required by Section 1.02 of the Indenture; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done;

     NOW, THEREFORE: In consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar duly paid by the Supplemental Trustee at the execution and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, and in order to provide for the appointment of, and to secure the agreement of, the Supplemental Trustee to act as Trustee for such series of Securities, the Company, for itself and its successors, does hereby covenant and agree to and with the Supplemental Trustee and its successors in said trust, for the benefit of those who shall hold the Securities of such series, or any of them, as follows:

Section 1

     The Company hereby appoints the Supplemental Trustee as Trustee for such series of Securities for which it shall be designated to act as Trustee by Company Order delivered to it prior to the issuance of the Securities of such series, as its agent to receive all the presentations, surrenders, notices and demands with respect to the Securities of such series referred to in Section
12.02 of the Indenture. The Supplemental Trustee hereby accepts the foregoing appointment, and agrees to act as Trustee for the Securities of such series and as agent for the foregoing purposes, and, as such, agrees to become a party to, and be bound by the terms and provisions of, the Indenture as supplemented hereby, it being understood that the Supplemental Trustee shall be entitled to all the rights, immunities and exculpations and the standard of care made available to the Trustees under the Indenture and that nothing therein or in this Supplemental Indenture shall constitute the Supplemental Trustee and any other Trustees for series of Securities issued pursuant to the Indenture co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by any other such Trustee.

Section 2

     The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, the Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 3

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.



Section 4

     All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


Section 5

     In case any provision in this Supplemental Indenture or in such series of Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

Section 6

     Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of such series of Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 7

     This Supplemental Indenture and each Security of such series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 8

     All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meaning set forth therein.

Section 9

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10

     The recitals contained herein and in the Securities, except the certificate of authentication of the Supplemental Trustee thereon, shall be taken as statements of the Company, and the Supplemental Trustee assumes no responsibility for their correctness. The Supplemental Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 11

     For the purposes of the Indenture, the Corporate Trust Office of the Supplemental Trustee at the date of execution of this Supplemental Indenture is located at One Chase Manhattan Plaza, Level 1B, Institutional Trust Window, New York, New York 10081.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     AMERICAN EXPRESS CREDIT CORPORATION

                                     By: /s/ Jay B. Stevelman
                                         Jay B. Stevelman
                                         Treasurer

[SEAL]

Attest:

/s/ Robert M. Pyle, Jr.
Secretary
                                         THE CHASE MANHATTAN BANK, N.A.,
                                         as Trustee

                                      By: /s/ James Heaney
                                          Vice President

[SEAL]

Attest:

/s/ S. Wiltshire
Assistant Secretary